Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the inclusion in the Current Report on Form 8-K of Parsley Energy, Inc. (the “Company”), dated February 6, 2020, of our report dated January 28, 2020, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of Jagged Peak Energy LLC as of December 31, 2019 and data extracted therefrom. We also hereby consent to the incorporation by reference of such report, and of the references to our firm in the context in which they appear, in the registration statements on Form S-8 (Nos. 333-235882 and 333-196295) and the registration statements on Form S-3ASR (Nos. 333-235884, 333-225321 and 333-217626) of the Company, including any amendments thereto.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

February 6, 2020

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790